Exhibit 99.1

Press Release

JP ENERGY PARTNERS TO PARTICIPATE IN THE UBS MLP ONE-ON-ONE CONFERENCE

IRVING, TX  — January 11, 2016 (BUSINESS WIRE) — JP Energy Partners LP (“JPE”) (NYSE: JPEP) today announced their participation in the UBS MLP One-on-One Conference in Park City, UT on Tuesday, January 12, 2016 and Wednesday, January 13, 2016.

The slide presentation to be referenced at the conference will be available on JP Energy’s website at www.jpenergypartners.com in the Investors section.

About JP Energy Partners LP

JP Energy Partners LP (JPEP) is a publicly traded, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of midstream energy assets. Our operations currently consist of: (i) crude oil pipelines and storage; (ii) refined products terminals and storage; and (iii) NGL distribution and sales, which together provide midstream infrastructure solutions for the growing supply of crude oil, refined products and NGLs in the United States. To learn more, please visit our website at www.jpenergypartners.com.

Contacts

JP Energy Partners LP

Investor Relations, 866-912-3714

investorrelations@jpep.com

Source: JP Energy Partners LP